Exhibit 1


                             Joint Filing Agreement





         The undersigned hereby agree to make joint filings of Form 13D with the U.S. Securities and Exchange Commission with respect to their beneficial ownership of the common stock, par value $0.01 per share, of Elite Pharmaceuticals, Inc., a Delaware corporation, including all amendments thereto.


Date:    December 16, 2002



                                       /s/ John A. Moore
                                       -----------------------------
                                       JOHN A. MOORE

                                       /s/ Hilary Edson
                                       -----------------------------
                                       HILARY EDSON


                                       EDSON MOORE CORP.

                                       By: /s/  John A. Moore
                                           -------------------------------
                                       Name:   John A. Moore
                                       Title:  Chief Executive Officer